EXHIBIT 4d


                                FUTURE ADVANCE
                                   MORTGAGE


        THIS IS A FUTURE ADVANCE MORTGAGE made October 30, 1992, between PRAB ROBOTS, INC., a Michigan corporation, whose address is 5944 East Kilgore Road, Kalamazoo, Michigan 49003, hereinafter collectively referred to as the "Mortgagor", and ARCADIA BANK, a Michigan banking corporation, having its principal office at 251 East Michigan Avenue, Kalamazoo, Michigan 49007, hereinafter referred to as the "Bank".

        The Mortgagor represents, warrants, covenants and agrees to and with the Bank that at all times this Mortgage is in effect:

        1. Liabilities. This Mortgage secures the following obligations to the Bank (hereinafter collectively referred to as the "Liabilities"):

               A. The indebtedness and obligations (including future advances) evidenced by,

     Name of Instrument                                            Date of
(including face amount, if any)         Name of Obligor          Instrument
-------------------------------         ---------------          ----------

$500,000 Commercial Revolving Note      Prab Robots, Inc.    October 30, 1992

and any extensions, renewals, modifications, or replacements thereof; and

               B. ALL EXISTING AND FUTURE OBLIGATIONS OF MORTGAGOR TO THE BANK, WHETHER OR NOT THE INSTRUMENTS EVIDENCING SUCH OBLIGATIONS ARE DESCRIBED ABOVE, including, but not limited to, payment and performance of the provisions of this Mortgage and all existing and future assignments of leases and/or rents arising from the Property; payment and performance of all advances (including future advances), notes, undertakings, obligations, debts, liabilities, agreements, applications or agreements for issuance of letters of credit, assignments, guarantees, or promises of or by the Mortgagor to or with the Bank, whether due, existing or arising, now or in the future, absolute or contingent, direct or indirect, however arising or acquired by the Bank, and including obligations originally owing by the Mortgagor to a third party and assigned by such third party to the Bank; payment and performance of all existing and future obligations (including the kinds of obligations described above) to the Bank of any persons or entities for which the Mortgagor is or becomes an accommodation party, surety or guarantor or whose obligations this Mortgage is given to secure; and all extensions, renewals and modifications of the foregoing. If more than one person appears as the Mortgagor above, the Liabilities shall include, without limitation, all of the foregoing joint, several and individual obligations of each such person to the Bank. Mortgagor agrees that if the proceeds of any of the Liabilities created in the future are utilized to pay and/or renew any of the Liabilities existing at this time, such future Liabilities shall be presumed to be renewals or extensions of such existing Liabilities.

        2. Grant of Mortgage and Lien. In consideration of and to secure the Liabilities, the Mortgagor hereby mortgages and warrants to the Bank, its successors and assigns, land,





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premises and property situated in the Township of Pavilion, County of
Kalamazoo, Michigan, described as:

               The East 247-1/2 feet of the Northeast quarter of Section 6, Town 3 South, Range 10 West.


               The Mortgagor also mortgages and warrants to the Bank:

               (a) The privileges, appurtenances, improvements, buildings, tenements, hereditaments, easements, rights of way, riparian and littoral rights, and all other rights belonging to the above-described premises and which may hereafter attach thereto; and

               (b) All equipment and fixtures of every kind and nature whatsoever, now or hereafter located in or upon such premises or any part thereof and used or useable in connection with any present or future operation of such premises (hereinafter called "Fixtures"), whether now owned or hereafter acquired by the Mortgagor, including, without limitation, all heating, air conditioning, ventilation, lighting, incinerating and power equipment, engines, signs, security systems, fences, hoists, cranes, compressors, pipes, pumps, tanks, motors, plumbing, cleaning, fire prevention, fire extinguishing, apparatus, elevators, escalators, shades, awnings, screens, storm doors and windows, appliances, attached cabinets, partitions, carpeting, ground maintenance equipment, and similar types of equipment, all of which shall be deemed to be real estate and mortgaged hereby.

               The Mortgagor agrees to execute, acknowledge and deliver, from time to time, such financing statements or other instruments as may be requested by the Bank to confirm, protect and perfect the lien of this Mortgage on any Fixtures under the provisions of the Uniform Commercial Code or other applicable statutes in effect in Michigan or otherwise, and this Mortgage shall also constitute a security agreement with reference to the Fixtures, and upon the Mortgagor's default the Bank shall, in addition to all other remedies herein provided, have the remedies provided for under the Uniform Commercial Code in effect in Michigan. The above described premises, real property, Fixtures and other property rights related thereto are referred to herein as the "Property".

        3. Payment and Performance of Obligations. The Mortgagor shall pay the Liabilities in accordance with the terms thereof and shall keep and perform all the terms, conditions and covenants of the Liabilities.

        4. Title to Property/Priority of Lien. The Mortgagor does and shall own good and marketable title to the Property, free of all easements, liens, mortgages, security interests, encroachments, encumbrances, leasehold interests, rights, claims, and other interests of any nature (herein "Interests"), other than Interests which are consented to in writing by the Bank. The Mortgagor shall forever warrant and defend the Property against any and all Interests not consented to in writing by the Bank and the lien created hereby is and shall be kept as a first lien upon the Property, unless otherwise agreed in writing by the Bank. Upon request, the Mortgagor shall, at its cost, provide the Bank with a title insurance policy and other evidence of title as the Bank may request from time to time which shall be in form and substance satisfactory to the Bank.




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        5.    Condition, Maintenance and Use of the Property. The Property is
and shall be in good condition sufficient for the use contemplated by the Mortgagor, and free of all material defects. None of the easements, rights, or other Interests consented to by the Bank shall materially impair or restrict the use of the Property as contemplated by the Mortgagor. The Mortgagor shall not commit, now or hereafter, waste on the Property and shall maintain all of the Property in good condition and working order satisfactory to the Bank, and shall make all repairs necessary to maintain the value of the Property and keep it in compliance with all applicable laws, regulations, and ordinances. The Mortgagor shall do everything necessary to keep in force any manufacturer's and seller's warranties with respect to the Fixtures. The Mortgagor shall hold all valid permits and licenses necessary to operate and maintain the Property as contemplated by the Mortgagor and the Property shall be used only for lawful purposes and in compliance with all applicable laws, regulations and ordinances.

        6. Payment of Taxes. The Mortgagor shall pay and discharge all taxes, assessments, fees, licenses, liens, and charges at any time levied upon or assessed against the Mortgagor or the Property. The Mortgagor shall not do anything or permit anything to be done which would impair the lien of this Mortgage. Notwithstanding the foregoing, the Mortgagor shall not be required to pay any tax, assessment, fee, license, lien, or charge so long as it is in good faith contesting the validity thereof. If such contest is made, the Mortgagor shall provide security for the payment of such tax, assessment, fee, license, lien, or charge in a manner satisfactory to the Bank.

        7. Insurance. The Mortgagor shall carry insurance against such risks, with such companies, and in such amounts as shall be satisfactory to the Bank (including but not limited to, hazard insurance and flood insurance, if the Property is located within a flood hazard area); each policy shall be in a form satisfactory to the Bank and contain provisions for payment in case of loss to the Bank as its interest may appear. The Mortgagor shall promptly pay all premiums therefor, and deliver to the Bank all such policies of insurance. All insurance policies shall provide that notice of non-renewal or cancellation must be given to the Bank at least thirty (30) days before such non-renewal or cancellation. Any insurance money received by the Bank may, at its sole election, be paid, either in whole or in part, to the Mortgagor for the purpose of defraying the costs and expenses of repair, restoration or replacement of the Property damaged or destroyed, or be retained and applied toward the payment of any of the Liabilities with the excess, if any, over the Liabilities to be repaid to the Mortgagor, without impairing the Mortgagor's duties under this Mortgage or the Liabilities. In the event of loss with respect to the Property, the Mortgagor shall promptly notify the Bank thereof and the Bank may make any proof of loss not promptly made by the Mortgagor. In the event of foreclosure or other disposition of the Property in partial or full payment of the Liabilities, the Bank shall be entitled to all of the Mortgagor's right, title and interest in and to all policies of insurance with respect to the Property, including, without limitation, the right to collect any unearned premium refund relating to such policies.

        8. Escrow of Tax and Insurance. Upon demand by the Bank, the Mortgagor shall pay monthly to the Bank a sum equal to 1/12 of the annual taxes and assessments on the Property next coming due, and 1/12 of the annual premiums on required insurance policies on the Property next coming due, all as estimated by the Bank so as to enable the Bank to pay such taxes, assessments and insurance premiums in full thirty (30) days before the due date thereof. Upon occurrence of an Event of Default, moneys so held by the Bank may be applied against the Liabilities. If the funds so paid to the Bank are insufficient to pay such taxes,



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assessments and insurance premiums in full thirty (30) days before the due dates thereof, the Mortgagor shall immediately upon written demand therefor, pay to the Bank such additional sums as are required to pay such taxes, assessments and insurance premiums in full thirty (30) days before the due date thereof. If the funds so paid to the Bank shall exceed the amount of taxes, assessments and insurance premiums paid by the Bank, such excess shall be credited by the Bank to subsequent payments required to be made by the Mortgagor pursuant to this paragraph.

        9. Assignment of Awards and Tax Refunds. The Mortgagor hereby assigns to the Bank, in their entirety, all judgments, decrees and awards for injury or damage to the Property, all awards pursuant to proceedings for condemnation thereof, and all refunds of local, state or federal income or other taxes relating to the Property or the disposition thereof by the Mortgagor (the "Claims"). The Mortgagor authorizes the Bank, at its sole election (and as to refunds of taxes, after default), to apply the Claims, or the proceeds thereof, to the Liabilities in such manner as the Bank may elect; and the Mortgagor hereby authorizes the Bank, at its option (and as to refunds of taxes, after default), in the name of the Mortgagor, to appear and participate in any proceeding related to the Claims and to execute and deliver valid receipts, discharges, and settlements for, and to appeal from, any award, judgment or decree with respect to the Claims.

        10. Bank's Right to Perform. If the Mortgagor defaults in the payment of any taxes, assessments or charges (or in providing security as provided in Section 6), in procuring or maintaining insurance in maintaining the Property, or in performing any of the other obligations of this Mortgage, then the Bank may, at its option, (notwithstanding anything to the contrary contained in any of the Liabilities) take any action or pay any amount required to be taken or paid by the Mortgagor hereunder. The cost of such action or payment by the Bank shall be immediately paid by the Mortgagor, shall be added to the Liabilities, shall be secured hereby, and shall bear interest at the highest rate specified in the Liabilities from the date incurred by the Bank until fully paid. No such action taken or amount paid by the Bank shall constitute a waiver of any default of the Mortgagor hereunder.

        11. Removal of the Property. Except for maintenance in the ordinary course of business, the Mortgagor shall not, without the prior written consent of the Bank, remove or demolish any timber, topsoil, minerals, fixture, building, or improvement forming part of the Property.

        12. Transfer of the Property. The Bank is relying upon the integrity of the Mortgagor and its promises to perform the covenants of this Mortgage. The Mortgagor shall not sell, transfer, convey, assign, rent for a period exceeding one year, dispose of, or further encumber, voluntarily or involuntarily, its interest in any of the Property by deed, land contract, mortgage or otherwise, without the prior written consent of the Bank. Subject to the foregoing, if the ownership of the Property, or any part thereof, becomes vested in a person other than the Mortgagor, the Bank may deal with such successor or successors in interest in the same manner as with the Mortgagor, without in any manner vitiating or discharging the Mortgagor's liability hereunder or upon the Liabilities. The Mortgagor shall at all times continue to be primarily liable on the Liabilities until fully discharged or until the Mortgagor is formally released in writing by the Bank.




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        13.   Additional Documents. At any time, upon request of the Bank, the
Mortgagor shall execute and deliver or cause to be executed and delivered to the Bank and, where appropriate, shall cause to be recorded and/or filed at such time and in such offices and places designated by the Bank, any and all such other and further mortgages, financing statements, instruments of further assurance, certificates and other documents as may, in the opinion of the Bank or its counsel, be necessary or desirable to effectuate, complete, perfect, continue or preserve the obligation of the Mortgagor under this Mortgage and the lien of this Mortgage as a first lien upon all the Property (excepting prior liens consented to in writing by the Bank). If the Mortgagor fails to comply with the foregoing sentence, the Bank may execute, record, file, re-record and refile any and all such mortgages, financing statements, instruments, certificates and documents for and in the name of the Mortgagor and the Mortgagor hereby irrevocably appoints the Bank as its agent and attorney in fact to do so.

        14. Assignment of Leases and Rents. As additional security for the payment and performance of the Liabilities, and for the performance of the agreements herein contained, the Mortgagor hereby assigns and transfers to the Bank, its successors and assigns, all the rents, profits, and income under any lease or leases of the Property (including any extensions, amendments, or renewals thereof), whether due or to become due, including all such leases in existence or coming into existence during the period this Mortgage is in effect. This assignment of rents shall run with the land and be good and valid against the Mortgagor or those claiming under or through the Mortgagor, from the date of the recording of this Mortgage. This assignment shall continue to be operative during foreclosure or any other proceedings taken to enforce this Mortgage. In the event of a sale or foreclosure which shall result in a deficiency this assignment shall stand as security during the redemption period for the payment of such deficiency. This assignment is given as collateral security only and shall not be construed as obligating the Bank to perform any of the covenants or undertakings required to be performed by the Mortgagor contained in any assigned leases.

              Upon occurrence of an Event of Default, the Mortgagor shall, upon demand by the Bank, and to the extent allowed by law, deliver possession of the Property to the Bank, who shall thereafter collect the rents and income therefrom, rent or lease the Property or portion thereof upon terms and for a time as it deems best, terminate any tenancy and maintain proceedings to recover rents or possession of the Property from any tenant or trespasser. The Bank may apply the net proceeds of such rent and income to the following purposes: (a) preservation of the Property; (b) payment of taxes; (c) payment of insurance premiums; (d) payment of the Liabilities. In the event that the Mortgagor fails, refuses, or neglects to deliver or surrender possession, the Bank shall be entitled to the appointment of a receiver for the Property and of the earnings, income, issue and profits thereof, with such powers as the court making such appointment may confer. The Mortgagor hereby irrevocably consents to such appointment and waives notices of any application therefor. The Mortgagor agrees to execute and deliver to the Bank further assignments of rents on all future leases on the Property during the term of this Mortgage, such assignments to be in a form and manner reasonably satisfactory to the Bank.

        15. Waste and Receiver. The failure, refusal or neglect of the Mortgagor to pay any of the taxes assessed against the Property before any interest or penalty attaches thereto and to provide adequate security therefor shall constitute waste hereunder and in accordance with the provisions of Act No. 236 of the Public Acts of Michigan for 1961. The failure, refusal or neglect of the Mortgagor to keep the Property adequately insured as herein provided, or to



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pay the premiums therefor, shall likewise constitute waste hereunder and in accordance with the provisions of Act No. 236. Upon the happening of any act of waste and on proper application made therefor by the Bank to a court of competent jurisdiction, the Bank shall forthwith be entitled to the appointment of a receiver of the Property and of the earnings, income, issue and profits thereof, with such powers as the court making such appointment shall confer. The Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor.

        16. Reimbursement of Expenses. The Mortgagor shall pay or reimburse the Bank for expenses reasonably necessary or incidental to the protection of the lien and priority of this Mortgage and for expenses incurred by the Bank in seeking to enforce the provisions hereof and of the Liabilities (whether before or after default), including but not limited to costs of evidence of title to and survey of the Property, costs of recording this and other instruments, actual, reasonable attorney fees (including, but not limited to, fees incurred in participating or taking action in any bankruptcy or other insolvency proceeding of Mortgagor), trustees' fees, court costs, and expenses of advertising, selling and conveying the Property. All such payments or reimbursements shall be paid immediately to the Bank, shall be added to the Liabilities, shall be secured by this Mortgage, and shall bear interest at the highest rate specified in the Liabilities from the date incurred by the Bank until fully paid.

        17. Inspection and Reports. At all reasonable times, the Bank and its agents may inspect the Property to ascertain whether the covenants and agreements contained herein or in any supplementary agreement are being performed. Upon demand by the Bank, the Mortgagor shall promptly deliver to the Bank all financial reports, statements and other documents relating to the Property and the Mortgagor, as shall be reasonably requested by the Bank. Mortgagor hereby authorizes the Bank to undertake or to have third parties undertake on its behalf (not more often than twice in any 12 month period) environmental investigations regarding the Property and its operation including research into the previous and current ownership, use, and condition (by taking samples or borings or otherwise) of the Property for the purpose of attempting to determine whether: (i) Mortgagor or any current or past occupant of the Property has violated any federal, state or local laws involving the protection of the environment and/or the disposition of, or exposure to, hazardous or toxic substances, as now existing or as hereinafter amended or enacted, or any rules, regulations, guidelines or standards promulgated pursuant thereto; and (ii) whether any hazardous or toxic substances have been used or disposed of on the Property. Such investigations may be performed at any time before or after occurrence of an Event of Default and Mortgagor will permit the Bank and persons acting on its behalf to have access to the Property and records concerning the Property for the purpose of conducting such investigations. The cost of all such investigations shall be immediately paid by Mortgagor to the Bank, shall be added to the Liabilities secured hereby and shall bear interest at the highest rate specified in any of the Liabilities secured hereby from the date incurred by the Bank until paid.

        18. Events of Default. Occurrence of any one of the following events shall constitute an "Event of Default" under this Mortgage:

              (a) Breach, failure of payment or performance, or default by the Mortgagor of or under any of the terms, conditions, or covenants of this Mortgage, any of the Liabilities, or any other instrument or agreement executed by the Mortgagor with or in favor of the Bank;




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               (b) Breach, failure of payment or performance, or default by any obligor other than the Mortgagor of or under any of the terms, conditions or covenants of any of the Liabilities for which this Mortgage is given as security, or of any other instrument or agreement executed by such obligor with or in favor of the Bank;

               (c) The Mortgagor makes an assignment for the benefit of creditors, or a receiver, liquidator, or trustee is appointed for the Mortgagor or any of its property;

               (d) Any proceeding under any insolvency or bankruptcy law is instituted by or against the Mortgagor or any action is taken to realize upon or any proceeding is instituted to foreclose any mortgage, security interest, or lien of any kind against the Property; and/or

               (e) Any default in the terms, conditions or covenants of any mortgage, lease, land contract, easement or other instrument which evidences an interest in the Property by any third party.

        19. Bank's Rights Upon Default. Upon occurrence of an Event of Default all of the Liabilities (regardless of any contrary terms thereof) shall, at the option of the Bank, be immediately due and payable without demand or notice, and the Bank may take any one or more of the following actions not contrary to law:

               (a) Foreclose this Mortgage by legal proceedings and collect its actual attorney fees as awarded by the Court;

               (b) Sell, grant, and convey the Property, or cause the Property to be sold, granted and conveyed at public sale and to execute and deliver to the purchaser at such sale a good and sufficient deed or deeds of conveyance at law, pursuant to the statute in such case made and provided and out of the proceeds of such sale to retain the sums due under this Mortgage and all costs and charges of the sale (including, without limitation, the attorney fees provided by statute), rendering the surplus moneys, if any, to the Mortgagor or as otherwise provided by law, and in the event of a public sale and unless otherwise prohibited by law, the Property may be sold as one or more parcels, the Bank may sell the Property for cash and/or secured credit, and the Bank may give a warranty deed to the purchaser binding upon the Mortgagor and all claiming under the Mortgagor;

               (c) As to the Fixtures, exercise any of the rights and remedies of a creditor under the Uniform Commercial Code, any other law, and any Court Rule;

               (d) Exercise any and all rights granted to the Bank herein or in any of the Liabilities; and/or

               (e) Take any other action allowed by law.

        20. Application of Payments After Default. Notwithstanding anything to the contrary contained in this Mortgage or in any of the Liabilities, upon occurrence of an Event of Default under this Mortgage, any proceeds of any foreclosure, voluntary sale, or other disposition of the Property shall be applied by the Bank to reduction of the Liabilities in such order as the Bank shall determine in its sole judgment and the Mortgagor shall have no right to require the Bank to apply such proceeds to any specific Liabilities.



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        21.    Subrogation. Any transferee of, or endorser, guarantor or
surety or other party providing security who pays the Liabilities secured hereby in full may take over all or any part of the Property and shall succeed to all rights of the Bank in respect thereto and the Bank shall be under no further responsibility therefor. No party shall succeed to any of the rights of the Bank so long as any of the Liabilities remain unpaid to the Bank.

        22. Release of Security. The Mortgagor agrees that the Bank may, without impairing the obligation of the Mortgagor hereunder: release any other obligors or guarantors from their obligations to pay or perform the Liabilities; release any security of any obligor or guarantor of the Liabilities before or after maturity of any of the Liabilities; take, release or enforce its rights with respect to any of the Property without being obliged first to do so to any other security, whether owned by the Mortgagor or any other person; and agree with any obligor of the Liabilities to extend, modify, forbear or make any accommodations with regard to the terms of the Liabilities owed by such obligor.

        23. WAIVER OF RIGHTS REGARDING SALE BY ADVERTISEMENT. The Mortgagor understands, acknowledges, and agrees that, upon occurrence of an Event of Default, the Bank has the right, at its option, to foreclose this Mortgage by advertisement pursuant to relevant Michigan statutes and that such statutes provide for notice of a sale solely by advertisement and posting and afford no right to a hearing to the Mortgagor. The Mortgagor hereby voluntarily and knowingly agrees and consents to the right of the Bank, at its option, to foreclose this Mortgage by advertisement and waives its rights, if any, under the Constitution of the United States and/or the State of Michigan to notice or a hearing regarding such foreclosure by advertisement, except for the notice requirements described in the Michigan statutes providing for such sale.

        24. No Consent. Nothing in this Mortgage shall be deemed or construed in any way as constituting the consent or request by the Bank, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Property. The Mortgagor further agrees that the Bank does not stand in any fiduciary relationship to the Mortgagor.

        25. Indemnity. In addition to payments of the Liabilities, Mortgagor agrees to indemnify, pay and hold harmless the Bank and any holder of any of the Liabilities, and the officers, directors, employees, agents and affiliates of the Bank and such holders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Mortgage and/or its enforcement, the Liabilities, the Bank's relationship with Mortgagor, the use or intended use of the proceeds of any of the Liabilities or any environmental matter (the "Indemnified Claims"); provided that Mortgagor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Claims if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Claims arose primarily from the gross



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negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Mortgagor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Claims incurred by the Indemnitees or any of them.

               The foregoing indemnity set forth in this Section 25 shall include, without limitation, indemnification by Mortgagor to each Indemnitee for any and all expenses and costs (including, without limitation, remedial, removal, response, abatement, clean-up, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the costs of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after Mortgagor's ownership, operation, possession or control of the Property, or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitees or any Indemnitee to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including, without limitation, damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including, without limitation, in all cases the reasonable fees and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to any federal, state or local laws involving the protection of the environment and/or the disposition of, or exposure to, hazardous or toxic substances, as now existing or as hereinafter amended or enacted, or any rules, regulations, guidelines or standards promulgated pursuant thereto, based on, arising out of or relating to, in whole or in part, the exercise and/or enforcement of any rights or remedies by any Indemnitee under this Mortgage or any of the Liabilities, and including, but not limited to, taking title to, owning, possessing, operating, controlling, managing or taking any action in respect of the Property. The provisions of this Section 25 shall survive payment of the Liabilities and termination of this Mortgage.

        26. Miscellaneous. The paragraph headings used in this Mortgage are for convenience only and shall not be used in the interpretation hereof. All persons signing this Mortgage on behalf of a corporation, partnership, trust or other entity warrant to the Bank that they are duly and properly authorized to execute this Mortgage. Nothing in this Mortgage shall waive or restrict any right of the Bank granted in any other document or by law. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of that right or remedy or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion. Acceptance of partial or late payments owing on any of the Liabilities at any time shall not be deemed a waiver of any default. All rights, remedies and security granted to the Bank herein are cumulative and in addition to other rights, remedies or security which may be granted elsewhere or by law. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law. If any provision hereof shall be declared invalid or illegal it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Mortgage. Notice from the Bank to the Mortgagor, if mailed, shall be deemed given when mailed to the Mortgagor, postage prepaid, at the Mortgagor's address set forth at the beginning of this Mortgage or at any other address of the Mortgagor in the records of the Bank. Any reference to the Bank shall include any holder of the Liabilities and any holder shall succeed to the Bank's rights under this Mortgage. This Mortgage shall bind the respective heirs, personal representatives, successors and assigns of the Mortgagor. If any payment applied by the Bank to the Liabilities is subsequently set aside, recovered, rescinded or otherwise required to be returned or disgorged by the Bank for any reason (pursuant to bankruptcy proceedings, fraudulent conveyance statutes, or otherwise), the Liabilities to which the payment was applied shall for the purposes of this Mortgage be deemed to have continued in existence, notwithstanding the application, and shall be secured by this Mortgage as fully as if the Bank had not received and applied the payment.

        27. Joint and Several Obligations. If two or more persons execute this Mortgage as the Mortgagor, the obligations and grants of liens of such persons herein shall be joint, several, and individual.

        28. WAIVER OF JURY TRIAL. MORTGAGOR AND THE BANK EACH HEREBY KNOWINGLY AND VOLUNTARILY, WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM ARISING OUT OF THIS MORTGAGE, ANY OF THE LIABILITIES, OR ANY ALLEGED ACT OR NEGLECT OF THE BANK.

        IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage on the day and year first above written.


Signed, sealed and delivered in the presence of:

 /s/ Lawrence B. Fitch                       PRAB ROBOTS, INC.
-----------------------

 /s/ Gwendolyn C. Pryor
-----------------------                      By:    /s/ Gary A. Herder
                                                   -------------------
                                                   Gary A. Herder
                                             Its:  President
STATE OF MICHIGAN            )
                             )SS:
COUNTY OF KALAMAZOO          )

        The foregoing instrument was acknowledged before me this 30th day of October, 1992, by Gary A. Herder, President of Prab Robots, Inc., a Michigan corporation, on behalf of the corporation.
                                               /s/ Gwendolyn C. Pryor
                                             ------------------------
                                             Notary Public
                                             Kalamazoo County, Michigan
                                             My Commission Expires: 10-02-96
This instrument drafted by:
John R. Cook, Esq.
Miller, Canfield, Paddock and Stone
444 West Michigan Avenue
Kalamazoo, Michigan 49007
KZFS1\172100.1\071779-00042

                             AMENDMENT TO MORTGAGE


        For good and valuable consideration, receipt of which is hereby acknowledged, PRAB, INC., formerly known as Prab Robots, Inc., a Michigan corporation, whose address is 5944 East Kilgore Road, Kalamazoo, Michigan 49003 (herein collectively referred to as "Mortgagor"), and FMB-ARCADIA BANK, formerly Arcadia Bank, a Michigan banking corporation, 251 East Michigan Avenue, Kalamazoo 49007 ("Bank") hereby amend and modify the Future Advance Mortgage between Mortgagor and the Bank dated October 30, 1992, and recorded on November 2, 1992, in Liber 1599, Pages 0464-0468, Kalamazoo County Records, (the "Mortgage") by adding the following language as paragraph 29 thereof:

        29. Description of Certain Liabilities. The Liabilities secured by the Mortgage shall include, but not be limited to, the indebtedness and obligations to the Bank (including future advances) evidenced by the following instruments and documents.


           Name of Instrument            Name of Person(s)       Date of
    (including face amount, if any)     Signing Instrument      Instrument
    -------------------------------     ------------------      ----------

$1,800,000 Commercial Term Note             Prab, Inc.       October 31, 1996

$1,670,000 Commercial Revolving Note        Prab, Inc.       October 31, 1996


      Except as specifically amended above, all terms and conditions of the Mortgage shall continue in full force and effect. This Amendment is being filed to give notice of certain Liabilities (as defined in the Mortgage) existing on the date hereof, but shall not be construed as limiting the existing or future Liabilities secured by the Mortgage.


      IN WITNESS WHEREOF, Mortgagor and the Bank have executed this Amendment to Mortgage on this 31st day of October, 1996.


          WITNESSES:

/s/ Allison A. Batkiewicz                   PRAB, INC.
-------------------------

/s/ Linda Heilig                            By:     /s/ Gary A. Herder
-------------------------                          -------------------
                                                   Gary A. Herder
                                            Its:   President

STATE OF MICHIGAN                   )
                                    )SS:
COUNTY OF KALAMAZOO                 )

     The foregoing instrument was acknowledged before me this 31st day of October, 1996, by Gary A. Herder, President of Prab, Inc., a Michigan corporation, on behalf of the corporation.

                                    /s/ Allison A. Batkiewicz
                                    --------------------------------
                                    Notary Public
                                    Kalamazoo County, Michigan
                                    My commission expires: 5-15-2001



           WITNESSES:               FMB-ARCADIA BANK


/s/ Allison A. Batkiewicz           By:     /s/ Lawrence B. Fitch
-------------------------                   ---------------------
                                            Lawrence B. Fitch
/s/ Linda Heilig                     Its:   President
-------------------------

STATE OF MICHIGAN                   )
                                    )SS:
COUNTY OF KALAMAZOO                 )

     The foregoing instrument was acknowledged before me this 31st day of October, 1996, by Lawrence B. Fitch, President of FMB-Arcadia Bank, a Michigan banking corporation, on behalf of the corporation.

                                            /s/ Allison A. Batkiewicz
                                            -------------------------
                                            Notary Public
                                            Kalamazoo County, Michigan
                                            My commission expires:

This instrument drafted by and
   when recorded return to:

Allison A. Batkiewicz
FMB-Arcadia Bank
251 East Michgian Avenue
Kalamazoo, Michigan 49007
KZFS1\172104.1\071779-00042

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